EXHIBIT 99.6

REVOCABLE PROXY

MODEM MEDIA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MODEM MEDIA, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 14 , 2004

The undersigned hereby appoints Frank J. Connolly, Jr. and Sloane Levy with full power of substitution, and authorizes each of them to represent and vote, as designated on the reverse side and in accordance with their judgment upon any other matters properly presented at the special meeting, all shares of Modem Media, Inc. common stock held of record by the undersigned at the close of business on September 9, 2004, at the special meeting of stockholders to be held on October 14, 2004, at 9 a.m., local time, at the Stamford Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut 06901, and at any and all adjournments or postponements thereof.

If no direction is given, this proxy will be voted FOR the approval and adoption of the Agreement and Plan of Merger dated as of July 15, 2004 by and among Digitas Inc., Digitas Acquisition Corp. and Modem Media, Inc.

The undersigned acknowledges receipt from Modem Media, Inc., prior to the execution of this proxy, of the Notice of Special Meeting of Modem Media, Inc. to be held on October 14, 2004 and a proxy statement relating to the business to be addressed at the meeting. By signing and delivering this proxy, the undersigned hereby revokes any prior proxies.

Please promptly complete, date, sign and mail the attached proxy in the enclosed pre-addressed, postage-paid envelope. Do not return your proxy card if you are voting by telephone or the Internet.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

MODEM MEDIA, INC.

230 East Avenue

Norwalk, CT 06855

Your vote is important. Please vote immediately.

VOTE BY PHONE — TOLL FREE — 1-877-PRX-VOTE — (1-877-779-8683)

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11:59 p.m. EDT on October 13, 2004.

•	Please have your proxy card available and follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxyvote.com/mmpt

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 11:59 p.m. EDT on October 13, 2004.

•	Please have your proxy card available and follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign, and date your proxy card and return it in the postage-paid envelope provided; or

•	Return it to Modem Media, Inc.

          230 East Avenue

          Norwalk, CT 06855

If you vote by Phone or Internet, please do not mail your Proxy Form.

¯ Please detach here ¯

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. To approve and adopt the Agreement and Plan of Merger dated as of July 15, 2004 by and among Digitas Inc., Digitas Acquisition Corp. and Modem Media, Inc.	☐ For	☐ Against	☐ Abstain

2. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the Agreement and Plan of Merger referenced above.

	☐ For	☐ Against	☐ Abstain

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, officer, partner or guardian, please give full title. If more than one trustee, all should sign.

☐ I plan on attending the Special Meeting. Mark Box	Date

Signature(s) in Box